EXHIBIT 99.1

FOR IMMEDIATE RELEASE

BIOADAPTIVES - LIVESTOCK IMPACT DIVISION ANNOUNCEMENT

Marketing Initiative and Ambassador Program

Las Vegas, Nevada – July 22, 2021. BioAdaptives, Inc. (OTCMkts: BDPT) announced that its Livestock Impact Division, the marketer of Equine All-in-One™ and Canine Regen® products, has commenced an Ambassador Program outreach marketing program. The Ambassador Program provides affiliate marketing support, including social media placement and discounts, for industry participants and operators.

Equine All-in-One™ is an all-natural, plant-based daily feed supplement, combining vitamins, minerals, and amino acids with whole botanicals. Veterinarians, trainers and horse owners report improved coats, manes and hoof health, along with significant training and performance gains, including both strength and endurance, and rapid recovery from stress, specifically exercise-induced pulmonary bleeding and other issues.

Bruce Colclasure, President of BioAdaptive’s Livestock Impact Division, and the trainer of multiple NCHA champion horses, spoke about the development and his use of Equine All-in-One™, “I know my horses are getting the very best of their daily requirements of the vitamins, minerals, Omegas and fatty acids that money can buy. This balanced formula contains the right amount of natural Selenium and daily requirement of Vitamin E. There are six all-natural Anti-Inflammatories and AntiOxidants. Thus the name, All-in-One, eliminating having to supplement with multisupplements. Equine All-in-One™ will ensure your horse’s healthy, happy, winning road to success in the halter, performance and race horse industries.”

Canine Regen® is a special formulation of BioAdaptives’ Primicell® product, optimized for dogs. Used as part of a daily regimen, Canine Regen® enhances primitive cell regeneration for anti-aging and immune support functions. Owners report improved skin and coat appearance and temperament, along with better overall general health. Canine Regen® is the only ABPAR-rated natural supplemment for dogs.

The outreach marketing program will be spearheaded by BioAdaptives’ Chief Operating Officer, Charles Townsend. “We’ve had great response introducing our products and this program to breed-specific and sports-oriented organizations throughout Texas. We intend to expand our Ambassador Program outreach across the U.S., with the potential to add overseas partners as well. Our customers’ horses are our best advertisements and owners are our best salespeople. Go to our revamped webpage at livestockimpact.com for additional information.”

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About BioAdaptives, Inc.

BioAdaptives, Inc. manufactures and distributes natural plant- and algal-based products that improve health and wellness for humans and animals, with an emphasis on optimizing pain relief, anti-viral activity and immune system defense; resistance to stress; endurance; recovery from injury, illness and exercise; and anti-aging properties. The Company’s current dietary supplement formulations are carefully selected from the best world-wide sources and utilize proprietary methods of enhancing the bioavailability of nutrients. The products for horses and dogs have also demonstrated increased general health, competitive performance enhancement, rejuvenation effects, and pain relief, as well as providing improvements in appearance. Our current product line includes PrimiLungs™, PrimiCell® and PluriPain® for humans and Canine Regen®, Equine Regen® and Equine All-in-One™ for dogs and horses. Additional human products, to be introduced soon, are designed to aid memory, cognition and focus; assist in sleep and fatigue reduction; and improve overall emotional and physical wellness.

BioAdaptives’ common shares trade in the OTC market under the symbol BDPT. It has approximately 14,000 current shareholders. None of the statements about the Company’s products have been approved by the Food and Drug Administration. These products are not intended to diagnose, treat, cure or prevent any disease.”

Additional information can be found at www.shopbioadaptives.com or in our SEC filings at https://www.sec.gov/cgi-bin/browse-edgar?company=bioadaptives&owner=exclude&action=getcompany

Safe Harbor Statement

This press release contains information that constitutes forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements, trends, analysis, and other information contained in this press release including words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” and other similar expressions of opinion, constitute forward-looking statements. Any such forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from any future results described within the forward-looking statements. Risk factors that could contribute to such differences include those matters more fully disclosed in the Company’s reports filed with the Securities and Exchange Commission. The forward-looking information provided herein represents the Company’s estimates as of the date of the press release, and subsequent events and developments may cause the Company’s estimates to change. The Company specifically disclaims any obligation to update the forward-looking information in the future. Therefore, this forward-looking information should not be relied upon as representing the Company’s estimates of its future financial performance as of any date subsequent to the date of this press release.

Contact:

Investor Relations

BioAdaptives, Inc.

(702) 659-8829

info@bioadaptives.com

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